EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑3 (Nos. 333-198888, 333-201434, and 333-201436) and on Forms S‑8 (Nos. 333-216585, 333-176438, 333-183290, and 333-209614) of American Midstream Partners, LP of our report dated March 24, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 24, 2017